                                                                 EXHIBIT 23.4

                          CONSENT OF INVESTMENT BANKER



     We consent to the inclusion of our fairness opinion letter addressed to the Board of Directors of FF Bancorp, Inc. and the references to and summary of our fairness opinion analysis in the Proxy Statement, which is part of the Registration Statement, and to the inclusion of our report of our fairness opinion analysis as an exhibit to the Registration Statement.



Louisville, Kentucky                         PROFESSIONAL BANK SERVICES, INC.
April 14, 1995
                                             By: s/ Christopher L. Hargrove
                                                 ----------------------------
                                                    Christopher L. Hargrove
                                                    Vice President